SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, DC  20549

                                  __________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (date of
          earliest event reported):                    June 8, 1995



                         GENERAL PUBLIC UTILITIES CORPORATION
                  (Exact name of registrant as specified in charter)



               Pennsylvania           1-6047              13-5516589

          (State or other          (Commission         (IRS employer
          jurisdiction of          file number)        identification no.)
          incorporation)



          100 Interpace Parkway, Parsippany,  New Jersey     07054

          (Address of principal executive offices)          (Zip Code)



          Registrant's telephone number,  including area  code: (201)  263-
          6500





          ITEM 5.   OTHER EVENTS.

                    On June 8, 1995, General Public Utilities Corporation ("GPU") entered into an underwriting agreement with Goldman, Sachs & Co. providing for the issuance and sale of one million shares of GPU's Common Stock, par value $2.50 per share, in a block transaction. The new issue is part of a previously approved shelf registration of five million shares. GPU will use the proceeds from the offering to make equity contributions to its subsidiaries and reduce outstanding short-term debt.

                    GPU  had  deferred  the  planned   five  million  share
          offering earlier this year when the Pennsylvania Supreme Court agreed to hear an appeal by Metropolitan Edison Company ("Met-Ed") of a lower court ruling that disallowed the recovery from customers of retirement costs associated with Three Mile Island Unit 2. The recovery of those costs had been granted by the Pennsylvania Public Utility Commission. As a result of this lower court ruling, Met-Ed and Pennsylvania Electric Company, subsidiaries of GPU, took a charge to earnings of $105 million (after tax) in the second quarter of 1994.

                    Although   the  case   has   been  argued   before  the
          Pennsylvania Supreme Court, neither the timing of the Court's decision nor the outcome can be predicted.

                    GPU presently expects that it will continue to defer any decision as to the issuance of the remaining four million shares until the Pennsylvania Supreme Court issues its ruling, although it may issue up to an additional one million shares before the Court ruling if market conditions and its equity capital needs justify doing so.



          ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                    (c)  Exhibits.

                         1. Underwriting Agreement dated June 8, 1995 between GPU and Goldman, Sachs & Co.



















                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT OF  1934, THE REGISTRANT  HAS DULY CAUSED  THIS REPORT TO  BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.



                                        GENERAL PUBLIC UTILITIES CORPORATION



                                        By:

                                             T. G. Howson
                                             Vice President and Treasurer

          Date:  June 9, 1995